UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

Ditech Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2018, Ditech Holding Corporation (the “Company”) announced that Thomas F. Marano, the Company’s current Chairman of the Board of Directors (the “Board”), has been appointed Chief Executive Officer (“CEO”) and President of the Company, effective as of such date (the “Effective Date”). Jeffrey P. Baker, the Company’s current interim CEO and President, will continue to serve as President of Reverse Mortgage Solutions, Inc., a subsidiary of the Company (“RMS”). Also on April 18, 2018, the Company announced the appointment of Ritesh Chaturbedi as the Company’s Chief Operating Officer (“COO”), effective as of April 23, 2018.

Chief Executive Officer

Mr. Marano, age 56, has served as a director and Chairman of the Board since February 9, 2018. As CEO, he will continue to serve as Chairman of Board, but will no longer serve on the Nominating and Corporate Governance Committee or Finance Committee. From 2014 until 2017, Mr. Marano served as Chief Executive Officer of Intrawest Resorts Holdings, Inc. strategically leading the company to grow until its acquisition in 2017. Prior to Intrawest Resorts, Mr. Marano was the Managing Member of OldePike Associates LLC, a financial consulting business from 2013 to 2014. From 2009 until 2013, Mr. Marano served in numerous capacities for GMAC, Inc./Ally Financial, Inc., focusing on mortgage lending. His involvement in GMAC, Inc./Ally Financial, Inc. includes serving as Chief Executive Officer of Mortgage Operations, Chief Capital Markets Officer, and Chief Executive Officer and Chairman of GMAC ResCap, Inc. From 2008 until 2009, Mr. Marano served as a Managing Director at Cerberus Capital Management, LLC where he consolidated commercial and residential mortgage trading operations and helped establish a mortgage fund. Until 2008, Mr. Marano worked at Bear Stearns & Co. Inc. for 25 years as a trader and as the U.S. and Global Head of Mortgage-Backed and Asset-Backed Securities. Mr. Marano holds a bachelor’s degree from Columbia College.

In connection with his appointment as CEO, Mr. Marano and the Company entered into an employment letter (the “CEO Employment Letter”). Terms used but not defined have the meaning set forth in the CEO Employment Letter unless otherwise indicated.

Under the CEO Employment Letter, Mr. Marano will receive an annual base salary of $750,000. Mr. Marano will be entitled to an annual cash bonus with a minimum value of 200% of his base salary for the year ended December 31, 2018, with a maximum value of 300% of his base salary based on the attainment of performance objectives established by the Compensation and Human Resources Committee (“Committee”) and the Board. In future years, Mr. Marano will be eligible to receive an annual cash bonus with a target value of 200% of base salary, with a maximum value of 300% of his base salary based on the attainment of performance objectives established by the Committee and the Board. Mr. Marano will be entitled to participate in the Company’s 2018 Equity Incentive Plan (the “LTIP”) in a manner and level determined by the Committee and the Board. For each of 2018 and 2019, Mr. Marano will receive a performance stock unit award (“PSU Award”), with the number of Shares earned to be determined based upon the average closing price of the Company’s stock (the “Average Stock Price”) for the 20 trading days immediately prior to the first anniversary and second anniversary of the Effective Date, respectively for the 2018 and 2019 award, using the following performance levels:

•	40,000 Shares at threshold performance level – Average Stock Price of $7.50;

•	200,000 Shares at target performance level – Average Stock Price of $12.50; and

•	500,000 Shares at maximum performance level – Average Stock Price of $22.50.

Upon the end of each applicable performance period, the Committee will assess performance and 50% of the Shares earned will vest and settle upon the date of such assessment, with the remaining amount to vest 12 months after such assessment, subject to Mr. Marano’s continued service with the Company.

In the event of a Change of Control (as defined in the LTIP) prior to the applicable PSU measurement date, the number of Shares earned will be determined on the date of such Change of Control based on the price per share paid in connection with the Change of Control, and the Shares earned in connection with such Change of Control will (i) with respect to the 2018 PSU Award, become vested on the date of such Change of Control and settled as soon as practicable but in no event later than 5 business days following the date of the Change of Control and (ii) with respect to the 2019 PSU Award, a pro-rated number of such Shares earned in connection with a Change of Control, based on the number of days Mr. Marano was employed between the first anniversary of the Effective Date and the date of such Change of Control, will become vested on the date of such Change of Control and settled as soon as practicable but in no event later than 5 business days following the date of such Change of Control. In the event of a Qualifying Termination, the number of Shares earned pursuant to the PSU Awards will be based on the Average Stock Price for the 20 trading days immediately prior to the date of such termination. With respect to the 2018 PSU Award, in the event of a Qualifying Termination, Mr. Marano will receive the full amount of Shares earned. With respect to the 2019 PSU Award, in the event of a Qualifying Termination, Mr. Marano will be eligible to receive a pro-rated amount of the Shares earned if such termination occurs between the first and second anniversaries of the Effective Date.

In the event of termination of Mr. Marano’s employment by the Company without Cause or by Mr. Marano for Good Reason, Mr. Marano will be entitled to a severance payment equal to 12 months of base salary plus target annual cash bonus on the date of termination, conditioned on Mr. Marano’s execution of a general release of claims and continued compliance with the Employee Covenants Agreement attached to the CEO Employment Letter.

The above description of the terms of Mr. Marano’s employment does not purport to be complete and is qualified in its entirety by the full text of the CEO Employment Letter, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

There are no family relationships between Mr. Marano and any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company or its subsidiaries. Mr. Marano does not have a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Baker will continue in his current role as President of Reverse Mortgage Solutions, Inc., an indirect subsidiary of the Company, and receive compensation that is consistent with the Letter Agreement between Mr. Baker and the Company dated February 20, 2018.

Chief Operations Officer

Mr. Chaturbedi, age 40, served as Chief Strategy & Technology Officer of Preferred Sands from November 2017 to April 2018. Prior to Preferred Sands, from November 2016 to November 2017, Mr. Chaturbedi served as Strategic Advisor to senior executives of several companies advising them on innovation and business transformation. From 2016 to 2017, he served as General Manager at Fareportal, Inc., responsible for direct sales channel, global operations and digital strategy. From 2011 to 2016, Mr. Chaturbedi served as Vice President at Sears Holdings Corporation, leading e-commerce growth and transformation. Prior to that, he held several senior positions within Amazon from 2006 to 2011 leading global reverse logistics and wareshousedeals.com (a wholly-owned subsidiary of Amazon). Before joining Amazon, he served as an engineer and finance analyst at Dell from 2002 to 2006. Mr. Chaturbedi received a Master of Business Administration from the University of Texas at Austin and a Master of Science in Electrical Engineering from Texas A&M University.

In connection with his appointment as COO, Mr. Chaturbedi and the Company entered into an employment letter (the “COO Employment Letter”). Under the COO Employment Letter, Mr. Chaturbedi will receive an annual base salary of $450,000 and a target annual cash bonus of 133% of his salary, not to exceed 200% of his salary, with the bonus amount based on the attainment of performance objectives established annually by the CEO and the Committee. Mr. Chaturbedi will receive a $150,000 one-time signing bonus in connection with his employment, subject to repayment of all of such bonus upon a voluntary termination or termination for Cause (as defined in the COO Employment Letter) prior to the first anniversary of the Effective Date. Mr. Chaturbedi will be granted a Restricted Stock Unit (“RSU”) award with a target value of $500,000 on the date of grant, with vesting based upon service and performance conditions generally consistent with the long term incentive plan grants made to other senior management and as determined by the Board. Mr. Chaturbedi will also be granted a PSU Award with respect to 8,000, with the number of Shares earned to be determined based on the Average Stock Price for the 20 trading days ending December 31, 2020, using the following performance levels:

•	1,600 Shares at threshold performance level – Average Stock Price of $7.50;

•	8,000 Shares at target performance level – Average Stock Price of $12.50; and

•	20,000 Shares at maximum performance level – Average Stock Price of $22.50.

Upon the end of the performance period for the PSU Award, the Committee will assess performance and 50% of the Shares earned will vest and settle upon the date of such assessment, with the remaining amount to vest 12 months after such assessment.

The above description of the terms of Mr. Chaturbedi’s employment does not purport to be complete and is qualified in its entirety by the full text of the COO Employment Letter, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

There are no family relationships between Mr. Chaturbedi and any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company or its subsidiaries. Mr. Chaturbedi does not have a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between Thomas F. Marano and Ditech Holding Corporation, dated April 18, 2018

10.2	Letter Agreement between Ritesh Chaturbedi and Ditech Holding Corporation, dated April 18, 2018

99.1	Press Release, dated April 18, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ditech Holding Corporation

Date: April 18, 2018	By:	/s/ John J. Haas
John J. Haas, General Counsel, Chief Legal Officer and Secretary